FIRST INVESTORS SERIES FUND II, INC.
                          INVESTMENT ADVISORY AGREEMENT

                                   SCHEDULE A

      Compensation pursuant to Paragraph 6 of this First Investors Series Fund II, Inc. Investment Advisory Agreement shall be calculated in accordance with the following schedules:

         FOCUSED EQUITY FUND
         GROWTH & INCOME FUND
         UTILITIES INCOME FUND
         ALL-CAP GROWTH FUND

                                                      Advisory Fee as %
            Average Daily                              of Average Daily
              Net Assets                                  Net Assets
            -------------                             -----------------

    Up to $300 million                                      0.75%
    In excess of $300 million to $500 million               0.72%
    In excess of $500 million to $750 million               0.69%
    Over $750 million                                       0.66%


         MID-CAP OPPORTUNITY FUND

                                                      Advisory Fee as %
            Average Daily                              of Average Daily
              Net Assets                                  Net Assets
            -------------                             -----------------

    Up to $200 million                                      1.00%
    In excess of $200 million to $500 million               0.75%
    In excess of $500 million to $750 million               0.72%
    In excess of $750 million to $1.0 billion               0.69%
    Over $1.0 billion                                       0.66%




Dated:      ____________, 2000